Exhibit 10.38

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of April 1, 2003, by and among Cache Capital (USA) L.P. a Delaware limited partnership (“Cache”), the Rearden Trust, a trust constituted under the laws of the Isle of Man (“Rearden”), the Four Life Trust, a trust constituted under the laws of the Isle of Man (“Four Life”), J.P. Carey Enterprises, Inc., a Florida corporation (“JPCE”), J.P. Carey Securities, Inc. a Georgia corporation (“JPCS”), Atlantis Capital Fund Limited, a Cayman Islands corporation (“Atlantis” and, together with Cache, Rearden, Four Life, JPCE, and JPCS, the “Technest Shareholders”), and Technest Holdings, Inc., a Nevada corporation (“Technest”).

W I T N E S S E T H :

WHEREAS, the Technest Shareholders collectively own 16, 261,822 shares of common stock of Technest (the “Technest Shares”);

WHEREAS, Technest owns 522,000 shares of common stock of Corpfin.com, Inc. (the “Corpfin Shares”), a Delaware corporation; and

WHEREAS, The Technest Shareholders and Technest have agreed to exchange the Technest Shares for the Corpfin Shares, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Exchange and Transfer.  The Technest Shareholders hereby agree to transfer to Technest and, subject to the terms and conditions hereof, hereby transfers to Technest for retirement by Technest all of the Technest Shareholders’ rights, title, entitlement and interest in, to and under the Technest Shares.  Technest hereby agrees to transfer to the Technest Shareholders and, subject to the terms and conditions hereof, hereby transfers to the Technest Shareholders all of Technest’s rights, title entitlement and interest in, to and under the Corpfin Shares.

2.

Representation, Warranties and Covenants of the Technest Shareholders.  The Technest Shareholders, each as to themselves individually, represent, warrant and covenant to Technest as follows:

2.1

Organization and Standing.  The Technest Shareholders are duly organized, validly existing and in good standing under the laws of the their organization and have the requisite power and authority to enter into and perform its obligations under this Agreement and under any other agreements, instruments or documents to be entered into by it pursuant to or in connection with this Agreement.

2.2

No Conflict.  Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification, of, or be in conflict with the Technest Shareholders' organizational documents, or result in a breach of or constitute a default (or with notice or lapse of time or both would become a default), or give to others any rights, under the terms of any contract, instrument or other agreement to which the Technest Shareholders are a party or by which the Technest Shareholders are bound or affected or, to the Technest Shareholders’ knowledge, any law, rule, regulation, license, permit, judgment, decree or order applicable to Technest, except any violation which would not have a material effect on Technest or the consummation of the transactions contemplated by this Agreement.

2.3

Authority; Binding Obligation.  The execution, delivery and performance of this Agreement by the Technest Shareholders have been duly authorized and approved by all actions required under applicable law, and this Agreement is a valid and legally binding obligation of the Technest Shareholders, enforceable against the Technest Shareholders in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application (including general equitable principles) relating to or affecting the enforcement of creditors’ rights generally.

2.4

Assignability; the Technest Shares.  The Technest Shareholders have good and valid title to the Technest Shares being transferred and assigned to Technest hereunder, and the Technest Shareholders have the right to and hereby do transfer the Technest Shares to Technest free and clear of all leases, liens, claims, charges, equities and encumbrances of any kind or nature whatsoever, except as otherwise described herein.  To the Technest Shareholders’ knowledge, the Technest Shareholders have no obligations or liabilities, fixed or contingent, material or immaterial, known or unknown, and whether pursuant to lease, contract, note, guaranty, other debt instruments or otherwise, binding upon, encumbering or relating to  the Technest Shares.

3.Representations, Warranties and Covenants of Technest.  Technest hereby represents, warrants and covenants to the Technest Shareholders as follows:

3.1Organization and Standing.  Technest is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite power and authority to enter into and perform its obligations under this Agreement and under any other agreements, instruments or documents to be entered into by it pursuant to or in connection with this Agreement.

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3.2

No Conflict.  Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby, will result in any violation, termination or modification of, or be in conflict with Technest’s organizational documents, or result in a breach of or constitute a default (or with notice or lapse of time or both would become a default), or give to others any rights under the terms of any contract, instrument or other agreement to which Technest is a party or by which Technest is bound or affected or, to Technest’s knowledge, any law, rule, regulation, license, permit, judgment, decree or order applicable to the Technest Shareholders, except any violation which would not have a material effect on the Technest Shareholders or the consummation of the transactions contemplated by this Agreement.

3.3

Authority; Binding Obligation.  The execution delivery and performance of this Agreement by the Technest Shareholders have been duly authorized and approved by all actions required under applicable law, and this agreement is a valid and legally binding obligation of Technest, enforceable against Technest in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application (including general equitable principles) relating to or affecting the enforcement of creditors’ rights generally.

3.4

Assignability; the Corpfin Shares.  Technest has good and valid title to the Corpfin Shares being transferred and assigned to the Technest Shareholders hereunder, and Technest has the right to and hereby does transfer the Corpfin Shares to the Technest Shareholders free and clear of all leases, liens, claims, charges, equities and encumbrances of any kind or nature whatsoever, except as otherwise described herein.  To Technest’s knowledge, Technest has no obligations or liabilities, fixed or contingent, material or immaterial, known or unknown, and whether pursuant to lease, contract, note, guaranty, other debt instruments or otherwise, binding upon, encumbering or relating to the Corpfin Shares.

3.5

No Representations or Warranties:  Except as specifically set forth herein, Technest makes no representations or warranties with respect to Corpfin. com, Inc., its financial status, earnings, assets, liabilities, or other matters related in any way to its business.

4.

Covenant to Use reasonable Best Efforts.  The Technest Shareholders and Technest agree to take reasonable best efforts as required for the consummation of the transactions contemplated by this Agreement.

5.

Indemnification.  Each of the Technest Shareholders and Technest hereby covenants and agrees to indemnify the other parties hereto, and hold the other parties hereto harmless from and against any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, attorneys’ fees) resulting from (i) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Technest Shareholders or Technest, as applicable, pursuant hereto; and (ii)

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any and all actions, suits, proceedings, demands, assessments, judgments of any nature relating to the foregoing clause (i).

6.

Miscellaneous.

6.1  Governing Law; Assignment; Binding Effect.  This Agreement shall be governed by the laws of the State of Georgia, without giving effect to the conflict of law provisions thereof.  This Agreement may not be assigned by any party without the prior written consent of the other party hereto.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted successors and assigns.

6.2  Expenses.  The parties hereto will pay their own costs and expenses relating to the transaction contemplated by this Agreement, including fees and disbursements of their respective counsel, accountants and financial advisors, whether or not the transactions contemplated hereunder are consummated.

6.3  Entire Agreement; Headings.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and may not be modified or waived except in writing.  The headings are for convenience only and shall not bear upon the construction of this Agreement.

6.4  No Waivers.

(a)  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof for the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b)  Any provision of this agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

6.6  Counterparts.  This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth above.

“CACHE” CACHE CAPITAL (USA) L.P. By: J.P. Carey Asset Management, LLC, Its general partner By:___________________________ Name: Joseph C. Canouse Title: President	“JPCE” J.P. CAREY ENTERPRISES, INC. By:____________________________ Joseph C. Canouse President
“REARDEN” THE REARDEN TRUST By:_______________________________ Name: Title:	“JPCS” J.P. CAREY SECURITIES, INC. By:____________________________ Joseph C. Canouse President
“FOUR LIFE” THE FOUR LIFE TRUST By:_______________________________ Name: Title:	“TECHNEST” TECHNEST HOLDINGS, INC. By:_______________________________ Name: Title:
“ATLANTIS” ATLANTIS CAPITAL FUND LIMITED By:_______________________________ Name: Title:

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